UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report: May 14, 2015

TIFFANY & CO.
(Exact name of Registrant as specified in its charter)

Delaware	1-9494	13-3228013
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Fifth Avenue, New York, New York		10010
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01	Regulation FD Disclosure.
On May 14, 2015, Registrant issued a news release announcing the results of Registrant’s offer to exchange (the “Exchange Offer”) up to (i) $250,000,000 aggregate principal amount of its outstanding $250,000,000 unregistered 3.800% Senior Notes due 2024 (the “2024 Outstanding Notes”) for a like principal amount of its new $250,000,000 3.800% Senior Notes due 2024 (the “2024 Exchange Notes”), and (ii) $300,000,000 aggregate principal amount of its outstanding $300,000,000 unregistered 4.900% Senior Notes due 2044 (the “2044 Outstanding Notes”) for a like principal amount of its new $300,000,000 4.900% Senior Notes due 2044 (the “2044 Exchange Notes”).
The Exchange Offer expired at 5:00 p.m., New York City time, on May 8, 2015. On May 14, 2015, $246,750,000 of 2024 Exchange Notes were issued in exchange for the $246,750,000 in aggregate principal amount of 2024 Outstanding Notes that were tendered in the Exchange Offer, and $299,970,000 of 2044 Exchange Notes were issued in exchange for the $299,970,000 in aggregate principal amount of 2044 Outstanding Notes that were tendered in the Exchange Offer.
A copy of the May 14, 2015 news release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.
The press release is being furnished pursuant to Item 7.01, Regulation FD Disclosure. The information furnished is not deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, is not subject to the liabilities of that section and is not deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	News Release dated May 14, 2015.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TIFFANY & CO.
(Registrant)

By: /s/ Leigh M. Harlan
Leigh M. Harlan
Senior Vice President, Secretary
and General Counsel
Date: May 14, 2015

EXHIBIT INDEX

Exhibit No.	Description

99.1	News Release dated May 14, 2015.

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